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                                                                    EXHIBIT 10.6

                            FERRELL COMPANIES, INC.

                      1992 KEY EMPLOYEE STOCK OPTION PLAN

  FERRELL COMPANIES, INC., a corporation organized and existing under the laws of the State of Kansas (the "Company"), hereby formulates and adopts, by action of the holders of a majority of the shares of common stock of the Company and its Board of Directors, the 1992 Key Employee Stock Option Plan (the "Plan") for certain key employees of the Company, as follows:

  1. Purpose. The purpose of this Plan is to encourage key employees to acquire a proprietary interest in the Company, thereby creating an additional incentive to such employees to promote the Company's best interests and to continue in the employ of the Company, and further to provide an additional inducement for the acquisition of the services of outstanding persons expected to become key employees and, generally, to implement the growth and development of the Company.

  2. Definitions.

  a. "Stock Option" means the right to purchase, upon exercise of the option granted under this Plan, shares of the Company's Class M common stock, $.01 par value ("M Stock").

  b. "Incentive Stock Option" means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422A(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended.

  c. "Nonstatutory Stock Option" means a Stock Option which does not qualify as an Incentive Stock Option under the Internal Revenue Code.

  3. Eligibility. Stock Options may only be granted to persons selected by the Board as key employees of the Company or any subsidiary of the Company. Incentive Stock Options may only be granted to key employees who are eligible to receive them under Section 422A of the Internal Revenue Code and who do not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

  4. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors (or committee
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thereof) of the Company (the "Board"). The Board is hereby authorized, in its discretion, at any time and from time to time during the continuance of the Plan, (i) to determine which key employees shall be granted Stock Options under the Plan, and (ii) to grant to any key employee so selected a Stock Option or Stock Options to purchase M Stock.

  (b) The Board shall have full power and authority to construe, interpret and administer the Plan and, subject to the provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons, including (without limitation) the Company, its shareholders, the Board of Directors, the key employees and any persons having any interest in any Stock Options which may be granted under the Plan. The Board shall impose such additional conditions upon the grant and exercise of Stock Options under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Board may, from time to time, adopt rules and regulations for carrying out the Plan.

  5. Stock Subject to the Plan. The total number of shares of M Stock of the Company issuable under this Plan may not at any time exceed 100,000 shares. Shares of M Stock to be delivered or purchased under the plan may be either shares of authorized but unissued M Stock of the Company or shares of the Company's M Stock which have been purchased by the Company from any source whatever. If a Stock Option granted under the Plan shall be surrendered or shall for any reason expire or terminate unexercised, the shares of M Stock which were subject thereto shall again be available for Stock Options thereafter granted under the Plan.

  6. Stock Option Price. The purchase price per share of M Stock under each Stock Option shall be determined by the Board, but shall not be less than the fair market value (as determined by the Board) of one share of M Stock on the date the Stock Option is granted.

  7.  Period and Exercise of Option.

  a. Each Stock Option shall expire as to all of the shares subject thereto on such date as may be selected by the Committee, but no later than ten years from the date of grant and, except as provided in Section 8 regarding death, disability or retirement of the optionee, shall terminate when the key employee ceases to be an employee of the Company. Except as provided in Section 8, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Company and has been continuously so employed since the grant of his or her

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option. Absence on leave approved by the Company shall not be considered an interruption of employment under this Plan.

  b. The exercise of any Stock Option will be contingent upon receipt from the optionee (or the purchaser acting under Section 8) of written notice specifying the number of shares to be purchased accompanied by the full purchase price for such shares. No optionee and no legal representative, legatee or distributee (as the case may be) will be, or will be deemed to be, a holder of any shares subject to a Stock Option unless and until certificates for such shares are issued to the optionee under the terms of the Plan.

  8. Termination of Employment. If any optionee shall cease to be an employee of the Company because of death, total and permanent disability (as defined in any Company disability plan or in written Company policy) or retirement (with the consent of the Company), his or her option shall continue and shall terminate 90 days after the date of such event. "Retirement" shall mean permanent cessation of employment by (and with the consent of) the Company. Such Stock Option may be exercised as provided in this Section 8, but only to the extent that the optionee was entitled to exercise the Stock Option at the date of his or her death, disability or retirement, as the case may be. No Stock Option shall, in any event, be exercisable later than ten years from the date of grant. In the event of the death of the optionee while in the employ of the Company, his or her Stock Option shall be exercisable only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution.

  9. Qualification or Registration of Stock. Each Stock Option shall be subject to the requirement that if at any time the Board and Company counsel shall determine, in their discretion, that qualification or registration under any state or federal securities laws of the shares of M Stock or the Stock Options, or consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase of shares thereunder, the Stock Option may not be exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Board and such counsel, in their discretion, deem unacceptable.


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  10. Payment of Shares.

  a. Full payment of the aggregate option price for shares purchased shall be made at the time of exercising the Stock Option in whole or in part. Full payment shall be made in cash or by certified or bank cashier's check.

  b. The aggregate option price shall be the product of (i) the per share option price determined pursuant to Section 6, and (ii) the number of shares purchased.

  11. Employment Status. No Stock Option or agreement shall be construed as imposing upon the Company the obligation to continue the employment of the optionee.

  12. Assignability. A Stock Option granted pursuant to the Plan shall not be transferable or assignable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of the optionee, the Stock Option shall be exercisable only by him or her.

  13. Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board shall make such adjustments with respect to Stock Options or any provisions of this Plan (including changes in the aggregate number of shares for which Stock Options may be granted under the Plan) as it deems equitable to prevent dilution or enlargement of option rights or of the shares subject to Stock Options. No such adjustments shall be required as to any issuances by the Company of shares of its M Stock upon the exercise of Stock Options or upon any other sale by the Company of its equity securities.

  14. Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation or reorganization, the Board shall make such arrangements as it deems advisable with respect to outstanding Stock Options, which shall be binding upon the optionees, including, but not limited to, requiring the optionees to exercise such Stock Options within a time period determined by the Board.

  15. Interpretation and Regulations. The Board shall have the power to interpret the Plan and to provide regulations for its administration, or to make any changes in such regulations as from time to time the Board deems necessary. The Board shall have the sole power to determine the date of the circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, disability, death or

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any other reason. The Board shall have the power to specify the form of option agreement to be granted from time to time pursuant to and in accordance with the provisions of the Plan, and such agreement shall be final, conclusive and binding upon the Company, the shareholders of the Company, and the optionees. No optionee shall have or acquire any option rights under the Plan except such as are evidenced by a duly executed agreement in the form thus specified.

  16. Amendment and Discontinuance. The Board shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of M Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 13 hereof, or (ii) change the termination date of the Plan provided in Section 17; and provided further, that no amendment, modification, or termination of the Plan shall in any manner affect any Stock Option theretofore granted under the Plan without the consent of the optionee unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 13 hereof.

  17. Termination. The Committee may grant Stock Options at any time prior to January 1, 1997, on which date this Plan will terminate except as to Stock Options then outstanding hereunder, which Stock Options shall remain in effect until they have been exercised or have expired.

  18. Approval. This Plan has been approved by the stockholders of the Company.

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